Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned hereby agree as follows:

i.	Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

ii.

Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 13, 2024	Bain Capital Life Sciences Fund II, L.P.

	By:	Bain Capital Life Sciences Investors II, LLC,
its general partner

	By:	Bain Capital Life Sciences Investors, LLC,
its manager

	By:	/s/ Ricky Sun
		Name:	Ricky Sun
		Title:	Partner

BCIP Life Sciences Associates, LP

	By:	Boylston Coinvestors, LLC,
its general partner

	By:	/s/ Ricky Sun
		Name:	Ricky Sun
		Title:	Authorized Signatory

BCLS II Equity Opportunities, LP

	By:	BCLS II Equity Opportunities GP, LLC,
its general partner

	By:	Bain Capital Life Sciences Fund II, L.P.,
its manager

	By:	Bain Capital Life Sciences Investors II, LLC,
its general partner

	By:	Bain Capital Life Sciences Investors, LLC,
its manager

	By:	/s/ Ricky Sun
		Name:	Ricky Sun
		Title:	Partner